      As filed with the Securities and Exchange Commission on June 8, 1998

                                                          Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 --------------

                          ON STAGE ENTERTAINMENT, INC.
               (Exact name of issuer as specified in its charter)

             Nevada                                        88-0214292
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation of organization)

                              4625 West Nevso Drive
                               Las Vegas, NV 89103
                                 (702) 253-1333
                    (Address of principal executive offices)

                   1996 AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full title of the plan)

                           CHRISTOPHER R. GROBL, ESQ.
                          On Stage Entertainment, Inc.
                              4625 West Nevso Drive
                               Las Vegas, NV 89103
                     (Name and address of agent for service)

                                 --------------

                                 (702) 253-1333
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             JAMES W. McKENZIE, JR.
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                           Philadelphia, PA 19103-6993
                                 (215) 963-4852


                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================

     Title of securities               Number of            Proposed maximum         Proposed maximum
            to be                    shares to be            offering price              aggregate                 Amount of
         registered                 registered (1)            per share (2)         offering price (2)        registration fee (3)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01            785,000                   $4.56                $3,579,600.00               $1,055.98
per share
===================================================================================================================================


(1) This registration statement covers shares of Common Stock of On State Entertainment, Inc. which may be offered or sold pursuant to the Plans named above. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plan. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock of On State Entertainment, Inc. on June 3, 1998, as reported on the Nasdaq Stock Market.

(3) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .000295.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, as filed by On Stage Entertainment, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The Annual Report on Form 10-KSB, as amended by Form 10-KSB/A filed on April 29, 1998, for the year ended December 31, 1997, pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of Common Stock of the Company contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 6, 1997 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Subsection 1 of Section 78.751 of Chapter 78 of the Nevada General Corporation Law ("NGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys= fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and that, with respect to any criminal action or proceeding, he had reasonable cause to believe his action was unlawful.

                  Subsection 2 of Section 78.751 of the NGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or mater as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                  Section 78.751 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsection (1) and (2), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 78.751 of the NGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Finally, Section 78.752 of the NGCL empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

                  The Company's bylaws provide that directors, officers and certain other persons may be indemnified to the fullest extent authorized by Nevada law. The NGCL provides that such indemnification would apply if it were determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, if he or she had no reasonable cause to believe that the conduct was unlawful. In actions brought by or in the right of the Company, such indemnification is limited to reasonable expenses (including attorneys' fees) and amounts paid in settlement, and applies if it is determined that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification may be made with respect to any matter as to which such person is adjudged liable to the Company, unless, and only to the extent that, a court determines upon application that, in view of all the circumstances of the case, the proposed indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that any Director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any of the foregoing actions, suits, or proceedings, such person must be indemnified against reasonable expenses incurred by him in connection with the defense of such action.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
 Number                              Exhibit
 ------                              -------

  5.1       Opinion of Morgan, Lewis & Bockius LLP.
 23.1       Consent of BDO Seidman, LLP.
 23.2       Consent of Morgan, Lewis & Bockius LLP (included within
            Exhibit 5.1).
 99.1 1996 Amended and Restated Stock Option Plan (incorporated by reference to Exhibit 10.7 to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-24681) filed with the Securities and Exchange Commission on April 7, 1997).

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on June 3, 1998.

                              ON STAGE ENTERTAINMENT, INC.



                          By: /s/ John W. Stuart
                              ------------------------------------------------
                              John W. Stuart
                              Chairman of the Board and Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Stuart and David Hope and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                            Title                                Date
               ---------                            -----                                ----

/s/ John W. Stuart
------------------------------------------          Chief Executive Officer and          June 3, 1998
John W. Stuart                                      Chairman

/s/ David Hope
------------------------------------------          President, Chief Operating Officer   June 3, 1998
David Hope                                          and Director

/s/ Kiranjit S. Sidhu
------------------------------------------          Senior Vice President, Chief         June 3, 1998
Kiranjit S. Sidhu                                   Financial Officer (principal
                                                    financial and accounting officer)
                                                    and Treasurer
/s/ Neil H. Foster
------------------------------------------          Executive Vice President and         June 3, 1998
Neil H. Foster                                      Director

/s/ Mark S. Karlan
------------------------------------------          Director                             June 3, 1998
Mark S. Karlan


               Signature                            Title                                Date
               ---------                            -----                                ----

/s/ Jules Haimovitz
------------------------------------------          Director                             June 3, 1998
Jules Haimovitz

/s/ James L. Nederlander
------------------------------------------          Director                             June 3, 1998
James L. Nederlander

/s/ Mark Tratos
------------------------------------------          Director                             June 3, 1998
Mark Tratos


                          ON STAGE ENTERTAINMENT, INC.

                                INDEX TO EXHIBITS


    Exhibit Number       Document
    --------------       --------


          5.1            Opinion of Morgan, Lewis & Bockius LLP.

         23.1            Consent of BDO Seidman, LLP.